EXHIBIT 99.1 PRESS RELEASE

10,000 Residential Homes Added to B2Digital Network, as Company Acquires Five Cable Operation Franchises and Boosts Revenue

Acquisition Accelerates Company's Expansion of Digital Broadband and IPTV Services

PHOENIX, March 19, 2007 (PRIME NEWSWIRE) -- B2 Digital, Inc. (OTCBB:BTOD), an innovator in the digital content delivery business, announced today its purchase of five cable franchises from Eagle West Communications, Inc., an Arizona-based cable service provider.

"The acquisition of these franchises fits squarely into our global strategy of advancing our digital technology and IPTV services into the cable television market," stated B2Digital's Vice President and Chief Operating Officer, Paul LaBarre. "The franchises provide us with a strong existing customer passing of over 10,000 residential homes and allows us to cost effectively deliver our digital services to these customers. By utilizing the revolutionary Challenger DTTS-7000 Digital Cable Transmission System which delivers digital DVD quality content and IPTV through the existing network, we can offer a greater variety and higher quality of digital entertainment services at lower costs to the user, instantly increasing the customer base and revenue generation models."

B2Digital's CEO, Robert Russell added, "We are extremely pleased to have acquired such an undervalued asset on such favorable terms. These franchises have historically provided monthly revenue generation of over $35,000 with projected minimum gross annual revenues of $420,000. We expect to rapidly and substantially increase their current monthly revenue generation by more than fivefold over the next twenty four months by offering our expanded high quality digital services at extremely competitive rates. The acquisition of Eagle West's franchises and related customer base will allow us to quickly and efficiently expand our digital entertainment and IPTV services to the consumer market."

More information about B2Digital, Inc. including their Independent CFA Investment Analysis report prepared by Investor Insight and links to their Securities and Exchange Commission public filings can be found on their webpage at www.audiostocks.com.

About B2Digital

B2Digital is a leading innovator in the delivery of digital content. B2Digital is actively designing new technologies to be integrated into existing content delivery platforms for small to medium-sized cable television companies, allowing cable companies to deliver more and higher quality services through existing hardware platforms. B2Digital, through its wholly owned subsidiary Hotel Movie Network, also owns a minority interest in www.b2now.com, a provider of community oriented content through Internet Protocol Television.

About AudioStocks.com

AudioStocks.com is an Internet-based publishing platform designed to create, catalogue, distribute and make functional, financial content and data related to that content. AudioStocks.com solutions generate rich media exposure for public and private companies, industry groups and investment professionals through the AudioStocks.com proprietary software platform. AudioStocks.com software is primarily used to: (1) facilitate executive and company participation in industry and event-based roundtables and conferences; (2) create and distribute audio-based content related to a particular private or public company or an industry in which a company conducts business; (3) append interview-related and other rich media content to traditional press releases; and (4) for registered investment professionals only, to add interview-based audio content to financial research. AudioStocks.com content is distributed to millions of individuals online and over 30,000 financial professionals, including North American and international buy-side analysts, investment research professionals and portfolio managers. All content is copyrighted to protect licensing partners.

Forward-Looking Statements

Statements contained herein that are not historical facts are forward-looking statements within the meaning of the Securities Act of 1933, as amended. Those statements include statements regarding the intent, belief or current expectations of the company and its management. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, the Company's ability to obtain additional financing and the demand for the Company's products. The Company undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in the Company's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact the Company's success are more fully disclosed in the Company's most recent public filings with the U.S. Securities and Exchange Commission ("SEC").

CONTACT:    B2Digital, Inc.
                                 Robert Russell
                                 (310) 281-2571

                                 AudioStocks.com, Inc.
                                 Phillip Morgan
                                 (760) 804-8844, x204